FOR IMMEDIATE RELEASE

Contact:
Stacey Jurchison
PharmAthene, Inc.
Phone: (410) 269-2610
Stacey.Jurchison@PharmAthene.com

pharmathene announces $6.5 million registered direct offering

ANNAPOLIS, MD – June 10, 2011 – PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, announced today that it has entered into subscription agreements with certain institutional investors to sell approximately $6.5 million of its common stock and warrants in a registered direct offering.

Under the terms of the subscription agreements, at closing, PharmAthene will sell an aggregate of 1,857,143 units for a purchase price of $3.50 per unit, with each unit consisting of one share of  common stock and one warrant to purchase 0.2 of a share of common stock.  The warrants will have a five year term and will be immediately exercisable at an exercise price of $3.50 per share.

The offering is expected to close on or about June 15, 2011 subject to the satisfaction of customary closing conditions. The net proceeds are expected to be approximately $5.8 million after placement agent fees and other offering expenses.  PharmAthene intends to use the net proceeds from the offering for general corporate purposes.

Leerink Swann is serving as lead placement agent with Noble Financial Capital Markets serving as co-placement agent in the offering. The securities described above are being offered by PharmAthene pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.  Additional information and details with respect to the offering are included in a prospectus supplement that PharmAthene has filed with the Securities and Exchange Commission. The registration statement and prospectus supplement may be obtained from the Securities and Exchange Commission’s website at www.sec.gov. This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The securities may be offered only by means of the prospectus supplement and the related prospectus.

About PharmAthene, Inc.

PharmAthene is a biodefense company engaged in the development and commercialization of medical countermeasures against biological and chemical weapons.  Its current lead product candidates are:

•	SparVax™, a second generation recombinant protective antigen (“rPA”) anthrax vaccine,
•	Valortim®, a fully human monoclonal antibody for the prevention and treatment of anthrax infection, and
•	BChE (recombinant butyrylcholinesterase), - countermeasures for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, challenges related to the implementation of our NYSE Amex compliance plan as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, there can be no assurance that the Company will prevail in its lawsuit against Siga, or that even if the court rules in the Company's favor, the court will award monetary damages or other remedies adequate to fully compensate the Company for its losses. Further, significant additional non-clinical animal studies, human clinical trials, and manufacturing development work remain to be completed for Valortim®. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

###